Exhibit 99.1

Ralcorp Announces Commencement of Offering of $775 million of Senior Notes of its Subsidiary, Post Holdings, Inc.

ST. LOUIS, Jan. 20, 2012 /PRNewswire/ — Ralcorp Holdings, Inc. (NYSE: RAH) today announced the commencement of an offering of $775 million aggregate principal amount of senior notes due 2022 of Ralcorp’s subsidiary, Post Holdings, Inc. (“Post”). Post is the new holding company for Ralcorp’s branded cereals business, which, as previously announced, Ralcorp intends to distribute to its shareholders in a tax free spin-off.

The notes are being offered for sale by certain selling securityholders to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The notes are expected to be initially issued to Ralcorp and subsequently exchanged by Ralcorp for outstanding indebtedness of Ralcorp held by the selling securityholders. Post will not receive any cash proceeds from the sale of the notes by the selling securityholders.

The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement on Forward-Looking Language

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the proposed separation and related financing transactions and other financial, operational and legal risks and uncertainties detailed from time to time in Ralcorp’s cautionary statements contained in its filings with the Securities and Exchange Commission and that Post identifies in its Form 10 Registration Statement. Ralcorp disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release. There can be no assurance that the proposed transactions will be completed as anticipated or at all.

About Ralcorp Holdings, Inc.

Ralcorp produces Post branded cereals, a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen and refrigerated doughs; and dry pasta. For more information about Ralcorp, visit its website at www.ralcorp.com.

Contact:

Robert Vitale

Chief Financial Officer (Post)

(314) 644-7601

Joele Frank / Eric Brielmann / James Golden

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449